EXHIBIT 10.5.1

NOTICE OF GRANT OF RESTRICTED STOCK AWARD

UNDER TERMS AND CONDITIONS OF 2008 PERFORMANCE INCENTIVE PLAN

Name of Grantee:
Total Number of Shares Subject to this Grant:
Date of Grant:

This Notice evidences that you have been granted shares of common stock, par value $.20 per share (the “Restricted Shares”) of Microsemi Corporation (the “Corporation”) pursuant and subject to the terms and conditions of the Microsemi Corporation 2008 Performance Incentive Plan (as amended from time to time, the “Plan”). The Restricted Shares are initially nontransferable and are subject to a substantial risk of forfeiture. Pending the lapse of these restrictions, the Restricted Shares shall bear applicable restrictive legends and shall be held in the custody of a custodian acceptable to the Corporation. Restrictions lapse with respect to one-third ( 1/3) of the total number of Restricted Shares subject to this grant on each of the first, second and third anniversaries of the Award date.

By your acceptance of this award, you agree that the award of Restricted Shares is granted under and governed by the terms and conditions of the Plan and the Terms and Conditions of Restricted Stock Award (the “Terms”), which are attached and incorporated herein by this reference. This notice of Grant of Restricted Stock Award, together with the Terms, will be referred to as your Award Agreement. The award has been granted to you in addition to, and not in lieu of, any other form of compensation otherwise payable or to be paid to you. Capitalized terms are defined in the Plan if not defined herein or in the Terms. You acknowledge receipt of a copy of the Terms. The Plan, Prospectus and Prospectus Supplement are currently available to view or download on Employease / My Benefits / Stock Awards. Alternatively, you may call the Corporation to obtain the Plan, Prospectus, and/or Prospectus Supplement at: (949) 221-7102.

The date and number of shares subject to this grant will be reflected on the Merrill Lynch AwardChoice administration system. To access the AwardChoice system, login to http://www.benefits.ml.com. By accepting this award, you agree to execute any documents and take such further actions that the Corporation may reasonably request in order to establish and/or maintain a brokerage account to hold the shares subject to this grant.

If this is your first Microsemi stock award, Merrill Lynch will mail you a personal identification number (“PIN”). You will use this PIN to create an account with Merrill Lynch and manage your stock award. Should you have any questions regarding account setup, you may contact Merrill Lynch at (877) 767-2404 within the United States or (609) 818-8894 outside the United States.

MICROSEMI CORPORATION

By:
Name:	James J. Peterson
Title:	President and CEO

Accepted and Agreed:

MICROSEMI CORPORATION

2008 PERFORMANCE INCENTIVE PLAN

TERMS AND CONDITIONS OF RESTRICTED STOCK AWARD

1.	General.

These Terms and Conditions of Restricted Stock Award (these “Terms”) apply to a particular award of Restricted Shares (the “Award”) if incorporated by reference in the Notice of Grant of Restricted Stock Award (the “Grant Notice”) corresponding to that particular grant. The recipient of the Award identified in the Grant Notice is referred to as the “Grantee.” The effective date of grant of the Award as set forth in the Grant Notice is referred to as the “Date of Grant.” The number of shares covered by the Award is subject to adjustment under Section 7.1 of the Plan.

The Award was granted under and subject to the Microsemi Corporation 2008 Performance Incentive Plan (the “Plan”). Capitalized terms are defined in the Plan if not defined herein. The Award has been granted to the Grantee in addition to, and not in lieu of, any other form of compensation otherwise payable or to be paid to the Grantee. The Grant Notice and these Terms are collectively referred to as the “Award Agreement” applicable to the Award.

2.	Vesting.

Subject to Section 7 below, the restrictions applicable to the Restricted Shares shall lapse at the times and in the respective amounts set forth in the Grant Notice.

3.	Continuance of Employment/Service Required; No Employment/Service Commitment.

The vesting schedule applicable to the Award requires continued employment or service through each applicable vesting date as a condition to the vesting of the applicable installment of the Award and the rights and benefits under this Award Agreement. Employment or service for only a portion of the vesting period, even if a substantial portion, will not entitle the Grantee to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of employment or services as provided in Section 7 below or under the Plan.

Nothing contained in this Award Agreement or the Plan constitutes a continued employment or service commitment by the Corporation or any of its Subsidiaries, affects the Grantee’s status, if he or she is an employee, as an employee at will who is subject to termination without cause, confers upon the Grantee any right to remain employed by or in service to the Corporation or any Subsidiary, interferes in any way with the right of the Corporation or any Subsidiary at any time to terminate such employment or service, or affects the right of the Corporation or any Subsidiary to increase or decrease the Grantee’s other compensation.

4.	Dividends and Voting Rights.

After the Date of Grant, the Grantee shall be entitled to cash dividends and voting rights with respect to the Restricted Shares subject to the Award even though such shares are not vested, provided that such rights shall terminate immediately as to any Restricted Shares that are forfeited pursuant to Section 7 below.

5.	Non-Transferability.

Prior to the time that they have become vested pursuant to Section 2 hereof or Section 7 of the Plan, neither the Restricted Shares, nor any interest therein, amount payable in respect thereof, or Restricted Property (as defined in Section 8 hereof) may be sold, assigned, transferred, pledged or otherwise disposed of, alienated or encumbered, either voluntarily or involuntarily. The transfer restrictions in the preceding sentence shall not apply to (a) transfers to the Corporation, or (b) transfers by will or the laws of descent and distribution.

6.	Issuance of Shares.

(a) Book Entry Form. The Corporation shall, in its discretion, issue the Restricted Shares subject to the Award either: (a) in certificate form as provided in Section 6(b) below; or (b) in book entry form, registered in the name of the Grantee with notations regarding the applicable restrictions on transfer imposed under this Award Agreement.

(b) Certificates to be Held by Corporation; Legend. Any certificates representing Restricted Shares that may be delivered to the Grantee by the Corporation prior to vesting shall be immediately redelivered by the Grantee to the Corporation to be held by the Corporation (or a custodian acceptable to the Corporation) until the restrictions on such shares shall have lapsed and the shares shall thereby have become vested or the shares represented thereby have been forfeited hereunder. Such certificates shall bear the following legend:

“The ownership of this certificate and the shares of stock evidenced hereby and any interest therein are subject to substantial restrictions on transfer under an Agreement entered into between the registered owner and Microsemi Corporation. A copy of such Agreement is on file in the office of the Secretary of Microsemi Corporation.”

(c) Delivery of Certificates Upon Vesting. Promptly after the vesting of any Restricted Shares pursuant to Section 2 and the satisfaction of any and all related tax withholding obligations pursuant to Section 9, the Corporation shall, as applicable, either remove the notations on any Restricted Shares issued in book entry form which have vested or deliver to the Grantee a certificate or certificates evidencing the number of Restricted Shares which have vested (or, in either case, such lesser number of shares as may be permitted pursuant to Section 9). The Grantee (or the beneficiary or personal representative of the Grantee in the event of the Grantee’s death or incapacity, as the case may be) shall deliver to the Corporation any representations or other documents or assurances as the Corporation may deem necessary or reasonably desirable to ensure compliance with all applicable legal and regulatory requirements. The shares so delivered shall no longer be restricted shares hereunder.

(d) Power of Attorney. The Grantee, by acceptance of the Award, shall be deemed to irrevocably appoint, and does so irrevocably appoint, the Corporation and each of its authorized representatives as the Grantee’s true and lawful attorney(s)-in-fact (with full power of substitution) with irrevocable power and authority in the name of and on behalf of the Grantee to (1) effect any transfer of unvested, forfeited shares (or shares otherwise reacquired by the Corporation hereunder) to the Corporation as may be required pursuant to the Plan or this Award Agreement, and (2) execute and deliver of behalf of the Grantee any and all documents and instruments as the Corporation or such representatives may determine to be necessary or advisable in connection with any such transfer.

7.	Effect of Termination of Employment or Services.

If the Grantee ceases to be employed by or ceases to provide services to the Corporation or a Subsidiary (the date of such termination of employment or service is referred to as the Grantee’s “Severance Date”), the Grantee’s Restricted Shares (and related Restricted Property as defined in Section 8 hereof) shall be forfeited to the Corporation to the extent such shares have not become vested pursuant to Section 2 hereof or Section 7 of the Plan upon the Severance Date (regardless of the reason for such termination of employment or service, whether with or without cause, voluntarily or involuntarily, or due to death or disability); provided, however, that if the Grantee’s employment with the Corporation and its Subsidiaries terminates due to the Grantee’s death, any Restricted Shares (and related Restricted Property) that are outstanding and otherwise unvested immediately prior to the time of such termination of employment shall thereupon become fully vested. Upon the occurrence of any forfeiture of Restricted Shares hereunder, such unvested, forfeited shares and related Restricted Property shall be automatically transferred to the Corporation as of the Severance Date, without any other action by the Grantee (or the Grantee’s beneficiary or personal representative in the event of the Grantee’s death or disability, as applicable). No consideration shall be paid by the Corporation with respect to such transfer. The Corporation may exercise its powers under Section 6(d) hereof and take any other action necessary or advisable to evidence such transfer. The Grantee (or the Grantee’s beneficiary or personal representative in the event of the Grantee’s death or disability, as applicable) shall deliver any additional documents of transfer that the Corporation may request to confirm the transfer of such unvested, forfeited shares and related Restricted Property to the Corporation.

8.	Adjustments Upon Specified Events.

Upon the occurrence of certain events relating to the Corporation’s stock contemplated by Section 7.1 of the Plan, the Administrator shall make adjustments in accordance with such section in the number and kind of securities that may become vested under the Award. If any adjustment shall be made under Section 7.1 of the Plan or an event described in Section 7.2 of the Plan shall occur and the Restricted Shares are not fully vested upon such event or prior thereto, the restrictions applicable to such Restricted Shares shall continue in effect with respect to any consideration, property or other securities (the “Restricted Property” and, for the purposes of this Award Agreement, “Restricted Shares” shall include “Restricted Property”, unless the context otherwise requires) received in respect of such Restricted Shares. Such Restricted Property shall vest at such times and in such proportion as the Restricted Shares to which the Restricted Property is attributable vest, or would have vested pursuant to the terms hereof if such Restricted Shares had remained outstanding. To the extent that the Restricted Property includes any cash (other than regular cash dividends), such cash shall be invested, pursuant to policies established by the Administrator, in interest bearing, FDIC-insured (subject to applicable insurance limits) deposits of a depository institution selected by the Administrator, the earnings on which shall be added to and become a part of the Restricted Property.

9.	Tax Withholding.

The Corporation shall reasonably determine the amount of any federal, state, local or other income, employment, or other taxes which the Corporation or any of its Subsidiaries may reasonably be obligated to withhold with respect to the grant, vesting, making of an election under Section 83(b) of the Code, or other event with respect to the Restricted Shares. The Grantee shall be solely responsible for the satisfaction of such withholding requirements. If such withholding event occurs as a result of the vesting of Restricted Shares and the Corporation so permits and such sale can be made in compliance with all applicable laws, the Grantee may enter into appropriate arrangements with Merrill Lynch (or other broker administering the Award at the relevant time) to provide for the sale of the appropriate number of whole Restricted Shares, valued at their then fair market value, to satisfy any withholding obligations of the Corporation or its Subsidiaries with respect to such vesting at the minimum applicable withholding rates, and Merrill Lynch’s (or other applicable broker’s) irrevocable obligation to remit the portion of such proceeds required to satisfy such obligations to the Company. The Grantee shall execute such documents as may reasonably be requested by the broker in order to effect such a transaction and shall otherwise comply with the administrative rules and procedures established by the Corporation with respect to such transactions. The Grantee shall be solely responsible for ensuring that any such sale of stock is in compliance with all applicable legal requirements. If, however, the Grantee makes an election under Section 83(b) of the Code with respect to the Restricted Shares, if any other withholding event occurs with respect to the Restricted Shares other than the vesting of such stock, or if the Grantee for any reason is not permitted or cannot satisfy the tax withholding obligations arising in connection with the vesting of the shares in such a “cashless” transaction with a broker as described in the preceding sentence, the Corporation shall be entitled to require a cash payment by or on behalf of the Grantee and/or to deduct from other compensation payable to the Grantee the amount of any such withholding obligations.

10.	Notices.

Any notice to be given under the terms of this Award Agreement shall be in writing and addressed to the Corporation at its principal office to the attention of the Secretary, and to the Grantee at the Grantee’s last address reflected on the Corporation’s payroll records. Any notice shall be delivered in person or shall be enclosed in a properly sealed envelope, addressed as aforesaid, registered or certified, and deposited (postage and registry or certification fee prepaid) in a post office or branch post office regularly maintained by the United States Government. Any such notice shall be given only when received, but if the Grantee is no longer an Eligible Person, shall be deemed to have been duly given five business days after the date mailed in accordance with the foregoing provisions of this Section 10.

11.	Plan.

The Award and all rights of the Grantee under this Award Agreement are subject to the terms and conditions of the provisions of the Plan, incorporated herein by reference. The Grantee agrees to be bound by the terms of the Plan and this Award Agreement. The Grantee acknowledges having read and understanding the Plan, the Prospectus for the Plan, and this Award Agreement. Unless otherwise expressly provided in other sections of this Award Agreement, provisions of the Plan that confer discretionary authority on the Board or the Administrator do not (and shall not be deemed to) create any rights in the Grantee unless such rights are expressly set forth herein or are otherwise in the sole discretion of the Board or the Administrator so conferred by appropriate action of the Board or the Administrator under the Plan after the date hereof.

12.	Entire Agreement.

This Award Agreement and the Plan together constitute the entire agreement and supersede all prior understandings and agreements, written or oral, of the parties hereto with respect to the subject matter hereof. The Plan may be amended pursuant to Section 8.6 of the Plan. This Agreement may be amended by the Board from time to time. Any such amendment must be in writing and signed by the Corporation. Any such amendment that materially and adversely affects the Grantee’s rights under this Agreement requires the consent of the Grantee in order to be effective with respect to the Award. The Corporation may, however, unilaterally waive any provision hereof in writing to the extent such waiver does not adversely affect the interests of the Grantee hereunder, but no such waiver shall operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof.

13.	Section Headings.

he section headings of this Award Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision hereof.

14.	Governing Law.

This Award Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without regard to conflict of law principles thereunder.

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